Exhibit 10.28

AMENDMENT NO. 1 TO
AMENDED AND RESTATED JOINT VENTURE AGREEMENT

This Amendment No. 1 to Amended and Restated Joint Venture Agreement (this “Amendment No. 1”) is made as of 9 January 2009 (the “Amendment No. 1 Effective Date”) by and between Cymer, Inc., a Nevada corporation (“Cymer”), and Carl Zeiss Laser Optics Beteiligungsgesellschaft mbH, a limited liability company organized under the laws of Germany (“Zeiss LOB”), and amends and supplements that certain Amended and Restated Joint Venture Agreement, dated 12 September 2006 (the “Restated Agreement”) among TCZ GmbH, a limited liability company organized under the laws of Switzerland, Cymer, Carl Zeiss SMT AG, a stock corporation organized under the laws of Germany, Zeiss LOB , and TCZ Pte. Ltd., a company incorporated in Singapore.  All capitalized terms used in this Amendment No. 1 but not otherwise defined herein shall have the meanings given such terms in the Restated Agreement and, unless otherwise specified, references to Sections refer to Sections of the Restated Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

1.           AMENDMENT.

1.1         Financial Reports.  Section 7.03 of the Restated Agreement is amended to read in its entirety as follows:

Section 7.03.          Financial Reports.  The Company, at its expense, shall provide or cause to be provided to each Member, no later than thirty days after the close of each of the first three quarters of the Company’s Fiscal Year, and no later than ninety days after the end of each such Fiscal Year, a financial report of the business and operations of the Company prepared in accordance with GAAP and FRS consistently applied, relating to such period, which report shall include (i) a balance sheet as at the end of such period, (ii) a statement of income (loss) containing actual operating performance vs. budgeted operating performance for the current period and the year-to-date, and (iii) a cash flows statement (including sources and uses of funds) for the current period and the year-to-date, and in each case a comparison of the period then ended with the corresponding period in the Fiscal Year immediately preceding such periods, which, in the case of the report furnished after the close of the Fiscal Year for all Fiscal Years that end prior to 1 January 2007, shall be audited by the Company’s independent certified public accountants, and which, in the case of the reports furnished after each of the first three quarters of the Company’s Fiscal Year and after the close of each Fiscal Year that ends on or after 1 January 2007, shall be unaudited and shall not include any notes thereto.  In addition, the quarterly financial statements shall be accompanied by (x) a statement of changes in Members’ equity containing a detail of capital contributions, distributions and income/loss allocations for each of the Members and in total, for the current period and the year-to-date, and (y) an analysis, in reasonable detail, of the variance between the Company’s operating results and the corresponding amounts in the then current annual Budget.  The quarterly financial reports may in each case be subject to normal year-end adjustments.  In addition, the Members shall be entitled to any other financial information, including monthly management reports in the form produced by the Company, that the Members may reasonably request.

2.             EFFECT OF AMENDMENT.  Effective as of the Amendment No. 1 Effective Date, all references in the Restated Agreement to the “Agreement” or “this Agreement” shall mean the Restated Agreement as amended by this Amendment No. 1.  Except as expressly amended herein, the terms of the Restated Agreement continue unchanged and shall remain in full force and effect.

3.             EXECUTION OF AMENDMENT.  This Amendment No. 1 may be executed in one or more counterparts, each of which shall be considered an original, but all of which counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Members have caused this Amendment No. 1 to be executed by their duly authorized representatives, effective as of the Amendment No. 1 Effective Date.

CYMER, INC.

By:	/s/ Edward J. Brown, Jr.
	Name:	Edward J. Brown, Jr.
	Title:	President and Chief Operating Officer

CARL ZEISS LASER OPTICS BETEILIGUNGSGESELLSCHAFT MBH

By:	/s/ Stefan Muller
	Name:	Stefan Muller
	Title:	General Manager